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                                                                  EXHIBIT 10.2.3

                               LOAN OUT AGREEMENT

        This LOANOUT AGREEMENT, dated as of March 4, 1997 (the "Agreement"), among APS Holding Corporation, a Delaware corporation (the "Company"), A.P.S., Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("APS"), and Clayton, Dubilier & Rice, Inc., a Delaware corporation ("CD&R").

                                   WITNESSETH:

        WHEREAS, CD&R provides financial advisory and management consulting services to the Company, APS and its subsidiaries (the "Consulting Arrangements"), and the Company, APS and CD&R are parties to an Indemnification Agreement, dated as of November 22, 1989 (the "Indemnification Agreement"), among the Company, APS, APS Acquisition Corporation, CD&R and The Clayton & Dubilier Private Equity Fund IV Limited Partnership;

        WHEREAS, the Company and APS desire to obtain the services of Mr. Hubbard C. Howe, an employee of CD&R ("Howe"), to perform the functions of interim Chief Executive Officer of the Company, APS and its subsidiaries, and CD&R is willing to make such services available to the Company, APS and such subsidiaries upon and subject to the terms and conditions hereof; and

        WHEREAS, this Agreement has been approved by the Board of Directors of the Company and of APS, including a majority of the disinterested directors of the Company and of APS;

        NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

        1.   Services, etc.

        CD&R shall make the services of Howe available to the Company, APS and its subsidiaries, and the Company, APS and its subsidiaries shall make use of the services of Howe to serve as interim Chief Executive Officer of each of them, commencing and effective as of the date hereof, until the expiration of the Term (as defined in Section 2 hereof). Howe shall be available to render such services on a part-
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time basis mutually agreeable to the Company, APS, CD&R and Howe. Without limiting the foregoing, Howe will continue to serve as an employee of CD&R and may serve as an officer or director of CD&R or other corporations or entities and devote such time to performing such services as Howe, in his sole discretion, shall deem appropriate. The services of Howe to be made available to the Company, APS and its subsidiaries hereunder shall be deemed to be part of the services provided by CD&R pursuant to the Consulting Arrangements. No separate or additional consideration shall be payable hereunder for the services of Howe, beyond that payable under the Consulting Arrangements.

               2.       Term.

               (a) This Agreement shall be effective as of the date hereof. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate on the earliest to occur of (i) the termination of the Consulting Arrangements, (ii) the date that is ten (10) business days following delivery of written notice of such termination by any party hereto to the other parties hereto, (iii) the election of a successor Chief Executive Officer of the Company or of APS by the Board of Directors of the Company or of APS, as applicable, in accordance with its by-laws and (iv) Howe's death, permanent disability or resignation from his employment with CD&R.

               (b) The expiration of the Term shall not affect the continuing effectiveness of the Consulting Arrangements or the Indemnification Agreement, each of which shall continue to be in full force and effect and enforceable in accordance with their respective terms. Without limiting the foregoing, each of the Company and APS shall continue to, and to be obligated to, pay and reimburse all fees, expenses and other amounts as and when due under the Consulting Arrangements and the Indemnification Agreement and perform all their other obligations thereunder.

               3.       Indemnification.

               All performance by, and all actions or omissions of, CD&R or Howe under or in respect of this Agreement shall be deemed to be pursuant to the Consulting Arrangements, and each of CD&R and Howe shall be entitled to the benefits of the indemnification and other provisions of the Consulting Arrangements and the Indemnification Agreement.


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                4. Independent Contractor Status.

                Each of CD&R, the Company and APS agree that the furnishing of Howe's services hereunder by CD&R is solely as an independent contractor, with CD&R retaining control over and responsibility for its own operations and personnel, including Howe. Neither CD&R nor any of its directors, officers, employees or agents (including Howe) shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees, principals, partners, co-ventures or agents of the Company, APS or any of its subsidiaries.

                5. Notices.

                Any notices or other communication required or permitted to be given or made under this Agreement by one party to the other parties shall be in writing an shall be deemed to have been duly given and to be effective (i) on the date of delivery if delivered personally or (ii) when sent if sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail or confirmed facsimile transmission, as follows (or to such other address as shall be given in writing by one party to the other parties in accordance herewith):

                (a)     If to the Company or APS, to it at:

                        15710 John F. Kennedy Boulevard
                        Suite 700
                        Houston, Texas  77032-2347
                        ATTN:  General Counsel

                        Telephone:  (713) 507-1100
                        Telecopy:
                                    --------------
                (b)     If to CD&R, to it at:

                        375 Park Avenue, 18th Floor
                        New York, New York  10152
                        ATTN:  Joseph L. Rice, III

                        Telephone:  (212) 407-5200
                        Telecopy:   (212) 407-5252








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           With a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Attn:  David A. Brittenham, Esq.

               Telephone:  (212) 909-6000
               Telecopy:   (212) 909-6836

          6.  General.

          (a) Entire Agreement. This Agreement, together with the Consulting Arrangements and the Indemnification Agreement, (a) contain the complete and entire understanding and agreement of CD&R, the Company and APS with respect to the subject matter hereof and (b) supersede all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof, including but not limited to in respect of the furnishing of the services of Howe in connection with the subject matter hereof. There are no representations or warranties of Howe or CD&R in connection with this Agreement or the services to be made available hereunder, except as expressly made and contained in this Agreement.

          (b) Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

          (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided that none of CD&R, the Company or APS may assign any of its rights or obligations under this Agreement without the express written consent of the other parties hereto.

          (e) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, APS AND CD&R HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE



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COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF
AMERICA LOCATED IN THE STATE, CITY AND COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT (i) THE SOLE AND EXCLUSIVE APPROPRIATE VENUE FOR ANY ACTION, SUIT OR PROCEEDING RELATING TO SUCH INTERPRETATION AND ENFORCEMENT SHALL BE IN SUCH A COURT, (ii) ALL CLAIMS WITH RESPECT TO SUCH PROVISIONS SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN SUCH A COURT, (iii) ANY SUCH COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY DISPUTE RELATING TO SUCH PROVISIONS AND (iv) EACH HEREBY WAIVES, AND AGREES NOT TO ASSERT, ANY AND ALL OBJECTIONS AND DEFENSES BASED ON FORUM, VENUE OR PERSONAL OR SUBJECT MATTER JURISDICTION AS THEY MAY RELATE TO SUCH AN ACTION, SUIT OR PROCEEDING BEFORE SUCH A COURT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 6(e), PROVIDED THAT ENFORCEMENT OF A JUDGMENT RENDERED BY SUCH A COURT MAY BE SOUGHT IN ANY COURT OF COMPETENT JURISDICTION FOR THE ENFORCEMENT THEREOF. EACH OF THE COMPANY, APS AND CD&R HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

        (f) Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 6(f).

        (g) Amendment; Waivers. No amendment, modification, supplement or discharge of this Agreement, and no



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waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought (and in the case of the Company or APS, approved by resolution of the Board of Directors of the Company or APS, as the case may be). Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity or otherwise.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        APS HOLDING CORPORATION

                                        By: /s/ E. EUGENE LAUVER
                                           ---------------------------
                                           Name:  E. Eugene Lauver
                                           Title: Vice President

                                        A.P.S., INC.


                                        By: /s/ E. EUGENE LAUVER
                                           ---------------------------
                                           Name:  E. Eugene Lauver
                                           Title: Vice President

                                        CLAYTON, DUBILIER & RICE, INC.

                                        By:  /s/ DONALD GOGEL
                                           ---------------------------
                                           Name:  Donald Gogel
                                           Title:



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